UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2024

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road,	San Ramon,	CA	94583
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2024 Executive Compensation Review and 2024 Base Salaries
On January 31, 2024, the independent Directors of the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”) conducted an annual review of the compensation of Chevron’s executive officers, including Michael K. Wirth, Chairman and Chief Executive Officer (“CEO”); Pierre R. Breber, Vice President and Chief Financial Officer; and the other named executive officers of Chevron identified in Chevron’s 2023 proxy statement who are currently employed by Chevron, Mark A. Nelson, Vice Chairman; and R. Hewitt Pate, Vice President and General Counsel (collectively, the “Named Executive Officers”). Following such review, the independent Directors of the Board approved an annual base salary of $1,900,000 for Mr. Wirth, an increase of $50,000, and ratified the decision of the Management Compensation Committee of the Board (the “Committee”) to increase the annual base salaries of the principal financial officer and the other Named Executive Officers, as follows: (i) no change to Mr. Breber’s annual base salary of $1,150,000 in anticipation of his expected retirement; (ii) an increase of $75,000 for Mr. Nelson, resulting in an annual base salary of $1,275,000; and (iii) an increase of $50,000 for Mr. Pate, resulting in an annual base salary of $1,150,000. All base salary increases will be effective March 1, 2024.

Chevron Incentive Plan
On January 31, 2024, the independent Directors of the Board approved no change to the 2024 target percentage under the Chevron Incentive Plan (“CIP”) for Mr. Wirth (165 percent) and ratified the decision of the Committee to make no changes to the target bonus percentages for 2024 under the CIP for Messrs. Breber (110 percent), Nelson (120 percent), and Pate (110 percent).

2024 Equity Awards to Named Executive Officers
On January 31, 2024, the independent Directors of the Board also approved the equity grant target value of $17,500,000 to Mr. Wirth and ratified the following equity grant target values by the Committee under the 2022 Long-Term Incentive Plan of Chevron Corporation (“2022 LTIP”), with an award grant date of February 6, 2024 (the “Grant Date”): (i) Mr. Nelson, $5,593,500; and (ii) Mr. Pate, $4,286,100. Mr. Breber will not receive an equity grant due to his upcoming retirement from Chevron. Each 2024 award under the 2022 LTIP comprises three equity vehicles: performance shares (50%), restricted stock units (25%), and stock options (25%). The actual number of performance shares and standard restricted stock units to be granted to each of Messrs. Wirth, Nelson, and Pate will be determined by dividing the target value of each equity vehicle by the closing price of Chevron’s common stock on the Grant Date. The actual number of stock options granted to each of Messrs. Wirth, Nelson, and Pate will be determined based on the Black-Scholes value of a stock option on the Grant Date.

The stock options have a ten-year term, and vest one-third ratably on each of February 10, 2025, February 10, 2026, and February 10, 2027, except as described further herein. The exercise price for the stock options will be equal to the closing price of Chevron’s common stock on the Grant Date.

The standard restricted stock units awarded vest one-third ratably on each of February 10, 2025, February 10, 2026, and February 10, 2027 and will settle in shares of Chevron common stock, with value based on the closing price of Chevron common stock on the vesting date (or, if not a trading day, on the last preceding trading day), and will accrue dividend equivalents in the form of additional restricted stock units, except as described further herein. The restricted stock unit award payout is subject to a two-year post-vesting holding period for executive officers, including the Named Executive Officers.

The performance shares may result in a payout at the end of the three-year performance period (January 1, 2024 through December 31, 2026) (the “Performance Period”) depending upon Chevron’s relative performance, weighted 70 percent based on relative Total Shareholder Return (“TSR”) as measured against the large-cap integrated energy companies BP p.l.c., ExxonMobil Corporation, Shell p.l.c., and TotalEnergies SE (collectively, the “LTIP Performance Share Peer Group”), and the S&P 500 Total Return Index (“S&P 500 Index"); and 30 percent based on relative Return on Capital Employed (“ROCE”) Improvement as measured against the LTIP Performance Share Peer Group, as follows:

Relative ranking	1	2	3	4	5	6
TSR Modifier (1) (70% weight, ranking includes S&P 500 Total Return Index)	200%	160%	120%	80%	40%	0%
ROCE Improvement Modifier (2) (30% weight, ranking excludes S&P 500 Total Return Index)	200%	150%	100%	50%	0%	n/a
1.Chevron’s TSR for the Performance Period as compared to the TSR of the LTIP Performance Share Peer Group and the S&P 500 Index. The TSR Modifier is based on Chevron’s TSR ranking for the three-year Performance Period compared to the TSR of each competitor in the LTIP Performance Share Peer Group and the S&P 500 Index (from best TSR to lowest TSR) as set forth in the table. In the event Chevron’s measured TSR is less than 1 percentage point (rounded to one decimal point) of the nearest member(s) of the LTIP Performance Share Peer Group and the S&P 500 Index, the results will be considered a tie, and the TSR Modifier will be determined by averaging the TSR Modifiers in the tied positions. In the event of negative TSR for the Performance Period, any above-target TSR Modifier will be reduced by 20 percent for executive officers, including the Named Executive Officers.

2.Chevron’s ROCE Improvement (“ROCE-I”), measured by percentage point change, as compared with the ROCE-I for the LTIP Performance Share Peer Group. The ROCE-I Modifier is based on Chevron’s ROCE-I ranking for the three-year period commencing with the quarter preceding the beginning of the Performance Period and ending one quarter prior to the end of the Performance Period, compared to the ROCE-I of each company in the LTIP Performance Share Peer Group (from best ROCE-I to lowest ROCE-I) as set forth in the table. In the event Chevron’s measured ROCE-I is less than one half of a percentage point (rounded to one decimal point) of the nearest member(s) of the LTIP Performance Share Peer Group, the results will be considered a tie, and the ROCE-I Modifier will be determined by dividing the sum of the ROCE-I Modifiers in the tied positions by the number of members of the LTIP Performance Share Peer Group in the tie.

The performance shares will accrue dividend equivalents in the form of additional performance shares and will vest on December 31, 2026, subject to the payout modifiers, except as described further herein. The payout, if any, will be based on the number of performance shares vested, including dividend equivalents; multiplied by a performance share multiplier, which is the sum of the weighted TSR Modifier and the weighted ROCE-I Modifier, each of which is determined as described above and rounded to the nearest whole percentage; then multiplied by the closing price of Chevron’s common stock as of the certification date of the performance share multiplier by the Committee. The Committee may, in its discretion, adjust the payout of performance shares downward if it determines that business or economic considerations warrant such an adjustment. Effective for performance share awards granted in 2024, payout will be in shares of Chevron common stock.

Under the 2022 LTIP award terms, if these individuals’ employment terminates for any reason prior to February 10, 2025, the above-described stock option, restricted stock unit, and performance share awards will be forfeited. Since Messrs. Wirth, Nelson, and Pate each have reached 90 points under the 2022 LTIP rules (for Messrs. Wirth and Nelson, the sum of years of age and years of service; and for Mr. Pate, pursuant to the terms of an agreement relating solely to the vesting of his outstanding equity awards), on February 10, 2025, 100 percent of the unvested portion of the above-described stock options will vest upon the termination of their employment on or after that date for any reason other than for misconduct (as defined under the 2022 LTIP rules), and such options will be exercisable through the remainder of the original 10-year term. In addition, 100 percent of the unvested portion of the above-described standard restricted stock unit awards will continue to vest upon the termination of their employment on or after February 10, 2025, for any reason other than for misconduct (as defined under the 2022 LTIP rules) but will not be vested and paid out until the respective original vest date of February 10, 2026 or February 10, 2027, as applicable. Upon termination of employment, the post-vesting holding period for the restricted stock unit payout will be removed. Further, 100 percent of the unvested portion of the above-described performance share awards will continue to vest upon the termination of their employment on or after February 10, 2025, for any reason other than for misconduct (as defined in the 2022 LTIP rules) but will not be fully vested and will not be paid out prior to December 31, 2026.

Effective January 30, 2024, the Committee approved new forms of award agreements to be used for the award of performance shares, stock options, stock appreciation rights, and restricted stock units under the 2022 LTIP on a going-forward basis to executive officers and other eligible employees of Chevron, including the awards to the Named Executive Officers described above. Copies of such forms of award agreements are filed as exhibits hereto and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
10.1	Form of Performance Share Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.2	Form of Performance Share Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.3	Form of Standard Restricted Stock Unit Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.4	Form of Standard Restricted Stock Unit Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.5	Form of Special Restricted Stock Unit Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.6	Form of Special Restricted Stock Unit Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.7	Form of Non-Qualified Stock Options Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.8	Form of Non-Qualified Stock Options Award Agreement (cashless) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.9	Form of Stock Appreciation Right Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2024

CHEVRON CORPORATION
By:	/s/ Rose Z. Pierson
Rose Z. Pierson
Assistant Secretary